Lugowy Associates
Chartered Accountants
Effort Square, Suite 306, 105 Main St. East	Tel (905) 322-4977 Fax (905) 528-5333
Hamilton, Ontario, Canada L8N 1G6	E-mail: DALCACPA@aol.com

September 23, 2005

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in this Registration Statement on Form F-3 of our report dated May 25, 2004, appearing in Astris Energi Inc.’s Annual Report on Form 20-F of the years ended December 31, 2002 and 2001.

Yours truly,
LUGOWY ASSOCIATES

/s/ Dennis A. Lugowy

Dennis A. Lugowy, B.A.,C.A.,CPA